Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Maecey Castle Vice President Director of Corporate Communications 541 686-8685

http://www.therightbank.com Email: banking@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Declares Quarterly Cash Dividend

Additionally, PCBK’s board of directors authorizes a stock repurchase plan

EUGENE, Ore., February 23, 2012 — Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today announced that its board of directors approved a quarterly cash dividend of $0.05 per share payable March 15, 2012, to shareholders of record on March 5, 2012. The $0.05 per share dividend is the same as the per share dividend last paid to shareholders in December 2011.

As with all of Pacific Continental’s dividends, the board reviews a broad range of balance sheet and other performance metrics, including recent and prospective operating performance, the level of accumulated retained earnings, payout ratios, loan concentrations and other company-wide risks, and competitive yield assessments. Pacific Continental’s board will continue to review dividend considerations so that cash dividends, when and if declared, will typically be paid in March, June, September and December of each year.

Pacific Continental Corporation Authorizes Stock Repurchase Plan

Pacific Continental Corporation also announced that its board of directors recently authorized the repurchase of up to 5 percent of the Company’s outstanding shares, or approximately 922,000 shares.

The purchases may take place over the next 12 months and will be made on the open market. The number, timing and price of shares repurchased will depend on several factors, including business and market conditions as well as opportunities to utilize capital. The Company is under no obligation to repurchase a specific number or dollar amount of shares. At management’s discretion, the repurchase may be discontinued at any time.

As of December 31, 2011, the Company had consolidated total assets of $1.27 billion and shareholder equity of $178.9 million with tangible common equity to tangible assets at 12.55 percent.

About Pacific Continental Bank

Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through 14 banking offices in Oregon and Washington. The Bank also operates a loan production office in Tacoma, Washington. With $1.3 billion in assets, Pacific Continental has established one of the most unique and attractive metropolitan branch networks in the Northwest with offices in three of the region’s largest markets including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at www.therightbank.com. Pacific Continental Corporation’s shares, a component of the Russell 2000 Index, are listed on the Nasdaq Global Select Market under the symbol “PCBK.”

Forward-Looking Statement Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Such forward-looking statements include but are not limited to statements about suggested future profitability, loan growth, and increasing net interest margin, and are subject to risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: the high concentration of loans of the company’s banking subsidiary in commercial and residential real estate lending; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; a continued decline in the housing and real estate market; a continued increase in unemployment or sustained high levels of unemployment; continued erosion or sustained low levels of consumer confidence; changes in the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the company’s ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; increased competition among financial institutions; fluctuating interest rate environments; a tightening of available credit and other risks and uncertainties discussed in the sections titled “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, as applicable, from Pacific Continental’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. Pacific Continental Corporation undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA’s safe harbor provisions.

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